Exhibit 99.1
Corporate Property Associates 16 — Global Incorporated
Supplemental Information
As of June 30, 2009
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Form 10-K for the year ended December 31, 2008. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA16GLOBAL.com

Corporate Property Associates 16 — Global Incorporated
Reconciliation of Net Income (Loss) to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net income (loss) attributable to CPA®:16 — Global shareholders	$5,349	$7,833	$(2,296)	$13,645
Gain on extinguishment of debt	—	—	(6,512)	—
Depreciation, amortization, and other non-cash charges	10,462	11,670	21,639	21,344
Straight-line and other rent adjustments	1,019	341	1,364	42
Impairment charge	5,101	—	21,085	—
FFO adjustment to earnings from equity investments	3,371	2,807	5,522	5,448
FFO adjustment to share of earnings of noncontrolling interests	(1,982)	(2,357)	(611)	(3,441)

FFO	$23,320	$20,294	$40,191	$37,038

FFO per share (a)	$0.21	$0.19	$0.38	$0.36

Weighted average shares outstanding	122,675,513	120,930,804	122,732,345	120,435,559

(a) FFO per share calculation:

FFO	$23,320	$20,294	$40,191	$37,038
Add: Issuance of shares to an affiliate in satisfaction of fees due	2,947	3,022	5,838	6,011

FFO numerator in determination of FFO per share	$26,267	$23,316	$46,029	$43,049

Weighted average shares outstanding including dilutive effect of shares issued in satisfaction of fees due	122,675,513	120,930,804	122,732,345	120,435,559

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

Corporate Property Associates 16 — Global Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Six months ended June 30,
	2009	2008
Cash flow from operating activities — as reported	$57,629	$58,645
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	4,708	6,367
Distributions paid to noncontrolling interests, net (b)	(8,440)	(3,061)
Changes in working capital (c)	1,676	(2,981)

Adjusted cash flow from operating activities	$55,573	$58,970

Adjusted cash flow per share	$0.45	$0.49

Distributions declared per share	$0.3309	$0.3279

Payout ratio (distributions per share/adjusted cash flow per share)	74%	67%

Weighted average shares outstanding	122,732,345	120,435,559

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations. Distributions also include the repatriation of cash previously accumulated in foreign bank accounts held by certain joint ventures, which has been allocated to the period during which the cash accumulation occurred.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements. This adjustment in the calculation of adjusted cash flow from operating activities was introduced during the third quarter of 2008 because we believe that it results in a more accurate presentation of this supplemental measure.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. In addition, an adjustment to exclude the impact of escrow funds was introduced in the second quarter of 2009 as more often than not these funds are released to the lender. We believe this adjustment results in a more accurate presentation of this supplemental measure.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described above. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 16 — Global Incorporated
Portfolio Diversification as of June 30, 2009 (Unaudited)
(in thousands)
Top Ten Tenants by Rent (Pro Rata Basis)

		Percentage of
Tenant/Lease Guarantor	Annualized Rent	Total Annualized Rent
Hellweg Die Profi-Baumärkte GmbH & Co KG (a)	$13,582	7%
Telcordia Technologies, Inc.	9,462	5%
Mercury Partners, LP and U-Haul Moving Partners Inc.	8,782	4%
Nordic Cold Storage, LLC	6,916	3%
Fraikin SAS (a)	6,753	3%
The New York Times Company	6,591	3%
International Aluminum Corp. and United States Aluminum of Canada Ltd. (a)	5,181	3%
Thales S.A. (a) (b)	4,990	2%
Police Prefecture, French Government (a)	4,261	2%
Corinthian Colleges, Inc.	4,253	2%

Total	$70,771	34%

Weighted Average Lease Term for Portfolio: 15.1 years
Historical Occupancy Trend (since inception)

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	In July 2009, four of the five properties leased to Thales were sold.

(c)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Corporate Property Associates 16 — Global Incorporated
Portfolio Diversification as of June 30, 2009 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
East	$47,934	24%
South	30,388	15%
Midwest	22,946	11%
West	21,873	11%

U.S. Total	123,141	61%

International
Germany	32,191	16%
France	17,444	9%
Finland	12,450	6%
United Kingdom	5,222	2%
Poland	4,137	2%
Asia (a)	3,751	2%
Other (b)	3,272	2%

International Total	78,467	39%

Total	$201,608	100%

Portfolio Diversification by Geography

Property Type	Annualized Rent	Percent
Industrial	$85,522	43%
Office	47,024	23%
Warehouse/Distribution	28,596	14%
Retail	23,449	12%
Self-Storage	8,782	4%
Other Properties (c)	8,235	4%

Total	$201,608	100%

Portfolio Diversification by Property Type

(a)	Includes revenue from tenants in Thailand and Malaysia.

(b)	Includes revenue from tenants in Canada, Sweden and Mexico.

(c)	Includes revenue from tenants with the following property types: residential (2%), hospitality (1%), education (0.5%), and land (0.5%).

Corporate Property Associates 16 — Global Incorporated
Portfolio Diversification as of June 30, 2009 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

		Percentage of
Industry Type (a)	Annualized Rent	Annualized Rent
Retail Trade	$26,822	13%
Automobile	16,775	8%
Chemicals, Plastics, Rubber, and Glass	16,162	8%
Healthcare, Education and Childcare	15,849	8%
Electronics	14,047	7%
Transportation — Cargo	11,262	6%
Telecommunications	9,462	5%
Construction and Building	9,236	5%
Consumer Non-durable Goods	9,162	5%
Media: Printing and Publishing	8,796	4%
Beverages, Food, and Tobacco	8,424	4%
Business and Commercial Services	6,916	3%
Machinery	6,479	3%
Aerospace and Defense	5,841	3%
Buildings and Real Estate	5,708	3%
Textiles, Leather, and Apparel	5,337	3%
Insurance	5,024	2%
Federal, State and Local Government	4,261	2%
Grocery	3,450	2%
Mining, Metals, and Primary Metal Industries	3,263	2%
Transportation — Personal	3,074	1%
Other (b)	6,258	3%

Total	$201,608	100%

(a)	Based on the Moody’s Classification System and information provided by the tenant.

(b)	Includes revenue from tenants in the following industries: hotels and gaming (1.5%), consumer services (1.2%), and utilities (0.5%).